Exhibit 99.3
Diodes Inc — 4Q 2009
QUESTION AND ANSWER

Operator
(Operator Instructions). John Vinh, Collins Stewart.

John Vinh — Collins Stewart — Analyst
Congratulations on the quarter, guys. First question on the guidance. The guidance obviously above seasonal, but slightly below some of the guidance that some of your peers have given. Is your guidance still a capacity constraint? Can you talk a little bit about that?

Keh-Shew Lu Diodes Incorporated. — President and CEO
John, let’s look at how do we go through. We grew 33%, then 18%, then 7% quarter over quarter through our last year. And if you look at our guidance, you know, despite the seasonally Q1 typically is the lowest quarter of the year, we have a very good possibility we’re going to set the new revenue record for our Company.
Therefore, the reason is we have grew very strongly quarter over quarter the last three quarters. Now Q1 is the fourth consecutive quarter continuing growth. So I think we actually recover much faster and earlier than our peers.
So when you focus on the Asian market and you focus on consumer, computer and communication type of markets, I think we have been growing faster and recovering faster than our peers.

John Vinh — Collins Stewart — Analyst
Okay, so just to clarify, it doesn’t sound like capacity is going to be an issue for you in Q1.

Keh-Shew Lu — Diodes Incorporated — President and CEO
Well, it’s still. But we continue to invest. If you remember our last—quarter conference call, I always say we return into the profitable growth mode, and therefore, since September we have been start to put in investment in our capacity expansion.
And therefore, yes, we still continue constrained by our packaging — I’m more talking about packaging output. We’re still really constrained by that, but we have increased our capacity, too.

John Vinh — Collins Stewart — Analyst
Then turning to inventory, you talked about some of the disty inventories increased slightly in Q4. What do you anticipate that the distys are going to do with inventories in Q1? Are they going to going to be able to continue to build a little bit of inventory in Q1? And then, the follow—on to that is what does that imply for kind of your seasonality of the rest of the year? If they are building inventory in Q1, does that kind of imply that maybe Q2 might be a little bit less than seasonal?

Keh-Shew Lu — Diodes Incorporated — President and CEO
In our business, typically 4Q — the distributors build up some inventory, and it’s because everybody gets — every year, everybody gets ready for the Chinese New Year in Q1.

So, it’s typical if you up some inventory when, in fact, this year, or 2009, the inventory build is actually less than in the past. And typically in Q1, they will continue build up some because typically start from second quarter and go to third quarter, our capacity will be start to tighten up, and they have less possibility to get the parts from us, and therefore typically they always build up more inventory in Q1, so it would not be surprise to us if they increase, but so far we do not forecast in our forecast there will be increase, but typically there may be.

John Vinh — Collins Stewart — Analyst
Okay. Do you anticipate, though, they’ll continue to build inventory into Q2? Or do you think they’ll get to kind of a level of inventory where they are comfortable with after Q1?

Keh-Shew Lu — Diodes Incorporated — President and CEO
They would love to build up additional inventory. But depend on our growth, our own growth, and depend on our output of our manufacturing facility, they may not able to build additional inventory.

John Vinh — Collins Stewart — Analyst
And then just last question from me, can you maybe just give some color on the end markets in terms of your expectations for Q1? Do you expect at all your end markets will be tracking to above seasonal on Q1? Are there any that are going to be at or slightly below seasonal Q1?

Keh-Shew Lu — Diodes Incorporated — President and CEO
Well, if you are compared with seasonable, then we see now all the markets, okay? Even computer, typically Q1 is slower from seasonality point of view. But we see some slowdown, but it’s still higher than seasons.
And so, if you consider just for seniority, actually in our opinion it’s all the end markets we participate are growing.

Operator
Shawn Harrison, Longbow Research.

Shawn Harrison — Longbow Research — Analyst
First question, looking at capacity utilization within the fabs. I think last quarter it was mentioned that you were targeting about 75% utilization in Zetex, about 85% at FabTech. I’m wondering where those ended 2009.

Keh-Shew Lu — Diodes Incorporated — President and CEO
I think, Rick, you have the number, right?

Rick White — Diodes Incorporated — CFO, Secretary and Treasurer
Yes, that’s about where we ended up. In FabTech, we were middle 80s, and in Zetex, we were right below middle 70s.

Shawn Harrison — Longbow Research — Analyst
Okay. And given those capacity utilization rates, is it safe to say that the majority of the CapEx spending in 2010 will be then focused more on the packaging side and not in trying to increase efficiency at the fabs?

Keh-Shew Lu — Diodes Incorporated — President and CEO
You are right.

Shawn Harrison — Longbow Research — Analyst
And then beyond that, as we look to 2010, Rick, maybe you could talk about this, do you think you’ll be free cash flow positive for the year, and maybe just how we should think about that cash being deployed in terms of more convertible debt being repurchased or some other uses?

Rick White — Diodes Incorporated — CFO, Secretary and Treasurer
I think we, of course, don’t make statements for the full year, but we do expect positive cash flow. I would say that convertible notes are, if you look at the discounts versus the par value, I don’t think that you’re going to see us purchase too many convertible notes back.
And we have plenty of opportunities in the assembly test area for CapEx, so I think Keh—Shew is going to concentrate on capacity expansion and other M&A opportunities that come along.

Shawn Harrison — Longbow Research — Analyst
Then two brief questions to wind up for me. With your comment on good pricing right now, does that mean you’re are getting any price increases in the market or does that just mean generally flattish pricing?
And then, second, there was a news release I believe out last week saying a company called Dialog Semiconductor acquired some power management technology from you. If you could just elaborate for me on exactly what that was?

Keh-Shew Lu — Diodes Incorporated — President and CEO
From the pricing point of view, we typically don’t like to go to our customers to raise the price. So I should say the price is stabilized, and then, what we can do typically is adjust to the product mix, and that product mix will be — enable us to increase the average selling price. And what is your second question?

Shawn Harrison — Longbow Research — Analyst
There was a news article that came across the wire that — it looked like Diodes had sold some power management technology to a European semiconductor firm last week. I was just — maybe if you could elaborate on exactly what that was.

Keh-Shew Lu — Diodes Incorporated — President and CEO
This — we through the acquisition of the Zetex, it has a technology developed, and actually Zetex acquired that technology through some acquisition several years ago.
And that technology is really a good technology. It’s just not really aligned with our products developing direction or our product strategy. It’s a growing technology. And Dialog, they are neat, and therefore, we make the deal between two companies.
It’s not a big acquisition. But the key thing is the technology is great, and there’s good for them. But for us, it’s just not aligned with our product strategy or product direction.

Shawn Harrison — Longbow Research — Analyst
Thank you very much and congratulations on the good results.

Operator
Brian Piccioni, BMO Capital Markets.

Brian Piccioni — BMO Capital Markets — Analyst
Thanks for taking my question. Just to get back on the issue of seasonality, obviously given the acquisition of Zetex and the economic environment and the recovery from the economic environment, how would we — just filtering through all that, how would we try to paint the picture for what normal seasonality would be when business stabilizes, understanding that there’s likely to be growth on top of that?

Keh-Shew Lu — Diodes Incorporated — President and CEO
Well, if you look back to history, typically Q1 is a 5% to 10% negative drop from Q4 of previous year. That is typical, and with the Zetex acquisition, it enabled us to get into more markets, especially — and enabled us to sell those Zetex products into the Asian market, including our own customers, our Asian customers.
And therefore, it enabled us to start to get to the record setting in the quarter instead of negative growth quarters. So, I’m very pleased with the acquisition and provides us an opportunity to setting the record, revenue, in Q1.

Brian Piccioni — BMO Capital Markets — Analyst
I’m sure you don’t want to give us an outlook for Q2 and Q3, but normally speaking, would we expect Q2 to be a higher quarter than Q1 or a lower quarter than Q1? Because, again, now that you’ve brought the two businesses — you’ve no sooner brought the two businesses together than we ran into the economic problems and recovering them from, so we don’t see a clear pattern from the historical quarterly seasonality. So, what would the quarter—to—quarter seasonality probably look like when things stabilize?

Keh-Shew Lu — Diodes Incorporated — President and CEO
Second quarter is very difficult to predict. Especially if you look at typically Q1 go down and then Q2 come back, and Q2 typically is even to Q4 previous year or Q3 previous—year numbers.
But this year, because Q1 didn’t go down, therefore it’s very difficult to see is Q2 going to be continued growth or not. And that’s one thing is — I touch on it. Everybody here — I am in Taiwan. Everybody here try to understand it’s actually — look at the March month because after Chinese New Year, if the March month is very hot, then you will see the momentum continue through Q2.
But if you — if the March month starts to slow down, then Q2 will be probably flat. But, we don’t know. And everybody is looking at third month. March month.

Brian Piccioni — BMO Capital Markets — Analyst
In the press release and in the spoken comments, there was — you were referring to continued momentum in the first half. Presumably that was just a statement of visibility, not so much that you saw something bad happening in the second half. Is that correct?

Keh-Shew Lu — Diodes Incorporated — President and CEO

You are right. We just say we don’t know the second half, but with Q1 we can feel — the first half. You know, stronger than normal quarter years — that’s all we’re talking about.

Brian Piccioni — BMO Capital Markets — Analyst
I just figured I’d ask. And then, finally, you mentioned new—product directions and that sort of thing. Is there anything you can share with us, you know, markets that you hope to open up, new—product verticals, or anything like that? Are you — would you rather it be a surprise to your competitors?

Keh-Shew Lu — Diodes Incorporated — President and CEO
I would prefer some surprise.

Operator
Ramesh Misra, Brigantine Advisors.

Ramesh Misra — Brigantine Advisors — Analyst
Dr. Lu, in regards to your CapEx level of 10% to 12%, how much capacity expansion would that support on your facilities — back—end facilities in China?

Keh-Shew Lu — Diodes Incorporated — President and CEO
Majority of our capital expenditure, I think like we’ve mentioned previously, would be all focused on packaging — back—end capacity. And with 10% to 12%, and we intend to be close to 12% than close to 10%, and we might spend, because it depends on first quarter, third quarter situations, we might spend earlier in the second quarter for fourth—quarter growth. Okay (multiple speakers)

Ramesh Misra — Brigantine Advisors — Analyst
How much increase in capacity would that result in, approximately?

Mark King — Diodes Incorporated — SVP Sales and Marketing
Ramesh, if I can step in for a second, I think it’s really hard to say because there is a different mix of packages, and some packages generate more units and revenues, so I think it’s really hard to classify it in just units. Because for our analog product lines, we have some more sophisticated packaging that we don’t get as many units but we get more revenue value.
So, the key picture is we’re positioning all of our key packages for growth and evaluating it monthly to make sure that we don’t stymie any product lines or any of our new product lines with insufficient capacity.

Ramesh Misra — Brigantine Advisors — Analyst
Okay, Mark, so you’d probably guess my follow—up question. If it’s difficult to gauge on a unit basis, is it easier to gauge on a dollar basis?

Mark King — Diodes Incorporated — SVP Sales and Marketing

Yes, it goes the same way. I think you understand our typical growth patterns and objectives. And I think there should be nothing to say that we’re not trying to drive ourselves those directions.

Ramesh Misra — Brigantine Advisors — Analyst
Got it. In regards to the LED drivers that you’ve been talking about, are these predominantly for the handset market or are they also for laptops? Does it even include TVs?

Mark King — Diodes Incorporated — SVP Sales and Marketing
Dr. Lu, do you want me to take that?

Keh-Shew Lu — Diodes Incorporated — President and CEO
Yes, go ahead.

Mark King — Diodes Incorporated — SVP Sales and Marketing
Most of our LED drivers’ legacy from the Zetex side has been more about in driving higher—powered LEDs. Now, some of our recent product announcements have been looking at — and last — couple of quarters ago, we announced something for small—diameter displays and so forth. So I think you’ll see our product direction moving more into the display world rather than flashlights and outdoor lighting and so forth.
But I’d say the predominant amount of our revenue now is coming from the present historical Zetex product line, with the direction moving towards the display market.

Ramesh Misra — Brigantine Advisors — Analyst
And then, in regards to Q1 ordering patterns, and I guess, Dr. Lu, since you are in Taiwan, you might be able to comment on this, any difference in regards to order patterns out of Asia surrounding the lunar new year? Or is it pretty in line with historical trends in Asia?

Keh-Shew Lu — Diodes Incorporated — President and CEO
Actually, in January, even until today, a lot of customers want us to ship ahead because this year Chinese New Year is little bit late. You know, it’s — Chinese New Year start from February 14, which is second half of the February. Okay, so this year, Chinese New Year is later than normal, and we can see a lot of pull—in for January — and even until today because they are prepared for gear back up at Chinese New Year shutdown.
And that’s why it’s very difficult to see, and as I earlier mentioned, I will know more after Chinese New Year and look at the March ordering pattern, and that will tell me how strong the second quarter will be.

Ramesh Misra — Brigantine Advisors — Analyst
Just a very quick follow—up on that, Dr. Lu. So the strength in your guidance for Q1, is that driven predominantly by strength out of Asia or is it 50/50 Asia versus North America and Europe?

Keh-Shew Lu — Diodes Incorporated — President and CEO
I think in our speech, we already said actually Europe and U.S. is not just stabilized. They are — we see some recovery. So, yes, if you look at them both, U.S., Europe, and Asia, all the region is growing.

Ramesh Misra — Brigantine Advisors — Analyst
And one quick final one. In terms of M&A activity, are there any product area holes that you see that you would like to fill or any particular direction that you see transitioning Diodes towards through M&A?

Keh-Shew Lu — Diodes Incorporated — President and CEO
Well, we are looking at different opportunity, and like I previously said, I will prefer some surprise if we get into the new areas.

Ramesh Misra — Brigantine Advisors — Analyst
Congratulations, guys. Take care.

Operator
Steve Smigie, Raymond James & Associates.

Steve Smigie — Raymond James & Associates — Analyst
Congratulations on the good quarter and guide. I was hoping you could talk a little bit about option expense. I’m not sure if you guys gave a breakout by R&D versus SG&A versus COGS? If you could give that, if that’s not in the press release somewhere and I missed it.

Rick White — Diodes Incorporated — CFO, Secretary and Treasurer
Yes, it’s not in the press release. We didn’t give a breakout of that. I don’t have that right in front of me.

Steve Smigie — Raymond James & Associates — Analyst
Maybe we can talk later. I guess, could you give some sense what you’re thinking that expense might be in Q1?

Rick White — Diodes Incorporated — CFO, Secretary and Treasurer
It’s probably going to be about the same as it was in the fourth quarter.

Steve Smigie — Raymond James & Associates — Analyst
Okay, and then a trade utilization, it seems like you still have pretty low utilization in your fabs. So would it be reasonable to expect that, since things are tight, that you would see both a mix improvement plus some continued pickup in cost coverage, or — I think it’s higher utilization is a better way to say it, that would drive higher gross margin throughout the balance of the year, potentially?

Keh-Shew Lu — Diodes Incorporated — President and CEO
You’re talking about the back end or you’re talking about front end?

Steve Smigie — Raymond James & Associates — Analyst
More the front end. It seems like the front end’s still got some utilization to recover.

Keh-Shew Lu — Diodes Incorporated — President and CEO
Yes. Front end if you — this separates from FabTech and Oldham fab. FabTech — we tried to grow our sales. In the past, almost 50% of that capacity was foundry for other customers, and we have been growing ourselves to utilize that fab, and unfortunately it’s our customers who, use foundry from us, they are not really fully recovered yet. That’s why it caused our utilization not fully loaded.
But we will continue to grow our areas. So we still have the room to grow in our FabTech.
In Zetex, if you remember in the history, we shut down the four—inch line and now we try to grow the six—inch line, and we actually authorized some capital equipment for each — during the downturn last year, and then we tried to balance lines then. So we actually authorized another gear of the equipment late part of last year and tried to balance the line.
So we still have some more room, and actually the capacity was still growing some in the — until the second quarter. So that piece of equipment — on some piece of equipment to balance the line will be installed, will be delivered during Q1, and then to start production, start from 2Q, so it starts from 2Q. We still had even more capacity available.

Steve Smigie — Raymond James & Associates — Analyst
Then, something you had talked a little bit about, how you are thinking about guidance here in terms of how are terms in this quarter in terms of your guidance versus what you did in Q4? Typically, you guys are pretty conservative in terms of how you guide, and you guys beat the last couple of quarters coming at the high end of your range. Is it fair to say that you behave in your typical manner or are you more aggressive in the guidance this quarter?

Keh-Shew Lu — Diodes Incorporated — President and CEO
Well, Steve, you know me, right? I’m a little conservative and I prefer we — if we want to be surprised, we would prefer a positive surprise instead than a negative surprise.

Operator
Christopher Longiaru, Sidoti & Company.

Christopher Longiaru — Sidoti & Company — Analyst
Congratulations on the quarter and the guidance. I guess my question has to do with the fact that a lot of my peers are concerned about inventory levels going forward, and I wanted to know if there is anything that you’ve seen in your sales channels or in the inventory channels that would lead you to believe that there is an inventory problem or that there is double ordering going on? What’s your take on that? And — well, I’ll leave that one and I’ll continue.

Keh-Shew Lu — Diodes Incorporated — President and CEO
I really don’t concern the inventory level because, like in our speech, we typicallyare at a much higher inventory level than our December inventory.
If you remember 2008, we actually get 2.8 months, and this quarter — in December this year, we only get two months. So I’m not really concerned about inventory level our distributor had because this is our business always. Our distributors build up some inventory in Q4 and then build up some more in end of Q1, and then start to decrease the inventory in Q2, Q3, and then come back to build up again.

So, we are not concerned. From double order point of view, it may be of some but not in our business because our lead time is very short and so, therefore, there’s no reason they keep us double orders. So, I’m not concerned Diodes business has double order, either.

Christopher Longiaru — Sidoti & Company — Analyst
Great. The other question I had was just on the gross margin line, you’ve still got a little bit more utilization to fill, and I know you’re going to spend money on the packaging side of that to get that rate up. What do you think your gross margin can go to at full utilization at this point?

Keh-Shew Lu — Diodes Incorporated — President and CEO
Well, our goal is always try to get to 35%. That’s our — 35% GPM. That’s our business model, but I’ll always let investors know, we focus more on the GPM dollar instead of GPM percent.
And if you see our announcement, most important is gross profit increased 83% over prior—year quarter. So this is more important, is profit — gross profit instead of gross margin as a percent. Our — my direction for the Company is grow as fast as we can, such that your gross profit dollars will be continuing to grow at a much, much rapid rate.
And so, our business model is 35%, but I’m not — if I get a growth opportunity, I prefer growth instead of get the percent higher.

Christopher Longiaru — Sidoti & Company — Analyst
Got you. Thank you, guys.

Operator
Your last question comes from the line of Stephen Chin, UBS.

Stephen Chin — UBS — Analyst
Thank you for squeezing me in here. Congratulations on the solid results and outlook.
I had a few questions here. Dr. Lu, first thing on — in terms of the Shanghai back—end packaging facility, is that facility going through the normal Chinese New Year holiday shutdowns like you normally would? And if it is, I was curious as to how you’re able to meet the additional unit growth for Q1 along with the longer lead times that you mentioned earlier.
Is that all — has that all largely been fulfilled during the January month and also first part of February, or is there additional unit growth that you expect there in March to fulfill the overall demand for Q1 that you are guiding for?

Keh-Shew Lu — Diodes Incorporated — President and CEO
Okay, number one, we do not really plan for the Chinese New Year shutdown. February, we’re working on 26.5 days. 26.5, and we only shut down for one day, for the Chinese New Year day, and then prep half day for maintenance. During that 1.5 days, for the maintenance, for the gear everything up, so we fill our capacity based on 26.5 days in February.
And what we do, we actually hire more people — storage more people in — from December and January. So, to do two things. One is try to build up more units; at the same time, prepare for people don’t return from Chinese New Year.

And actually, we do some more actions. We pay for the people needed to stay over the Chinese New Year and give them bonus if they stay, and if they — for the whole Chinese New Year holidays, if they — nobody take any vacation, they even get even more bonus.
So we take a lot of actions to prevent any Chinese New Year slowdowns. And, at the same time, you’re right, some capital equipment will come in and — which are authorized in the October/November time frame that were installed and can give us more capacity in the March month.

Stephen Chin — UBS — Analyst
And I guess, since you’re on Asia, is this approach to meeting some of the upside in demand in Q1, is this something that is common from — or somewhat more common this quarter at some of your customers and potentially even your peers, from what you can see and hear out there?

Keh-Shew Lu — Diodes Incorporated — President and CEO
I do stay here, talk to a lot of customers and a lot of peers, and everybody — right now, everybody is asking for more shipments, and everybody is very bullish. But, again, very caution, and I think the picture won’t be clear until Chinese New Year, until March.
And if March continues the strength like what we see, then we will know what will be happening in the second quarter. And I prepare — I’m very careful. That’s why I’m personally here and make sure because we are — if we see a sign, then who will authorize more capital equipment? Because even until today, we’re still hand to mouth, and I reduced capital money just ahead of the need, and I just need to understand in person what will be happening, and especially if second quarter is weak, I’m not worried because then we will use it up in third quarter.
But if the second quarter is very strong, then I need to prepare for the third—quarter growth and even fourth—quarter growth. Then I need to authorize more capital equipment. I just don’t want to lose the opportunity of the growth by not invest enough.

Stephen Chin — UBS — Analyst
Thanks for all that color. And a couple of quick questions for Mark on the product side. Mark, you mentioned earlier in terms of your Asia distributors, they’re building some strategic inventory. Are there certain products within the Diodes product portfolio that they are building a little bit of inventory in or is it maybe perhaps the end markets like (multiple speakers)

Mark King — Diodes Incorporated — SVP Sales and Marketing
No, I think it’s pretty broad—based and I think that our distributor inventory is pretty customer—specific, so they’ve drained it down and they’re trying to be — put it back in shape for — to go forward with their customer base.
But I think that we’ve also been able to position more of our USB switch product, as well as more of our MOSFET product, in positioning for some new design wins that we expect to ramp in the coming quarters.
So, both inventory has been specific for customers on a broad—based level, as well as some positioning due to design wins for ramp—ups in post—Chinese New Year and early second — third — early — end of first—quarter, beginning of second—quarter ramps.

Stephen Chin — UBS — Analyst
And lastly, as it’s related to set—top box products and also I guess TVs, products that take your USB switches, is it purely share gains or are those new customer, that win that is helping to drive the growth, and are there also underlying upgrade cycles or new product cycles that may be happening at some of your existing customers that’s helping to drive that growth? Can you help qualify, I guess, how that’s (multiple speakers)

Mark King — Diodes Incorporated — SVP Sales and Marketing
Yes, I would say it’s a little bit of all. Clearly, as we grow, everything we grow in USB switches and market—share gains since we are a newcomer a year ago, and if you saw — and when we talked about our revenue growth doubling in a quarter, so clearly we are taking share and we’re making significant progress in that area.
But we’re in our second and third generations of some notebooks or set—top box with new products. So I would say that there is passing on to new units and new products in new units, as well as just overall gains.

Stephen Chin — UBS — Analyst
Thanks again and congrats again on the good results.

Operator
I would now like to turn the call back over to Dr. Keh—Shew Lu for closing remarks. Please proceed.

Keh—Shew Lu — Diodes Incorporated — President and CEO
Well, thank you for your participation. 2009 is sure a tough year for us. But with our strong recovery effort, we actually grew to 33%, 18%, 7% quarter over quarter, and positioned Diodes at a possible record—setting — record revenue setting quarter in this quarter.
And I think we are very pleased with the results of 2009 and looking forward a good and a strong 2010. So thank you very much for participate and, Operator, you may now disconnect.

Operator
Ladies and gentlemen, that concludes today’s presentation. Thank you for your participation. You may now disconnect and have a great day.